Exhibit 4.81

FORM OF SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 13, 2008, is made by and among Amarin Corporation plc, a company incorporated under the laws of England and Wales (the “Company”), and the purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A.           The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and/or Regulation D thereunder.

B.           The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, Shares and Preference Shares in an aggregate amount of $56,000,000, with $28,000,000 (the “First Closing Amount”) to be funded at the first closing (the “First Closing”) and $28,000,000 (the “Second Closing Amount”) to be funded at the second closing (the “Second Closing”) if the Second Closing occurs.

C.           The capitalized terms used herein and not otherwise defined have the meanings given them in Article 8.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

SECTION 1.1.	Purchase and Sale of Securities.

(a) At the First Closing, the Company will allot, issue and sell to each Purchaser, and each Purchaser will subscribe for from the Company, the number of Preference Shares, if any, (the “Preference Shares”) and the number of Ordinary Shares (the “First Closing Ordinary Shares” and together with the Preference Shares, the “First Closing Securities”), each Ordinary Share represented by one American Depositary Share (each, an “ADS” and collectively, “ADSs”), in each case as set forth opposite such Purchaser’s name on Exhibit A hereto.  The purchase or subscription price for each unit of the First Closing Securities shall be US$2.30 (the “Per Share First Closing Purchase Price”) of which the dollar amount equivalent to ₤0.50 per Preference Share on the First Closing Date shall be paid in respect of each Preference Share purchased, if any.

(b) The Purchasers will have the option to invest the Second Closing Amount as provided herein.  If the Purchasers, in accordance with Section 1.1(c), elect to invest the Second

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

Closing Amount, then at the Second Closing, the Company will allot, issue and sell to each Purchaser, and each Purchaser will subscribe for from the Company the number of Ordinary Shares (the “Second Closing Securities” and, together with the First Closing Securities, the “Securities”), each Ordinary Share represented by one ADS, that is equal to the quotient obtained by dividing (A) the product of (x) the Second Closing Amount and (y) such Purchaser’s “Pro Rata Percentage” as set forth opposite such Purchaser’s name on Exhibit A hereto, by (B) the Per Share Second Closing Purchase Price (as defined below).

The “Per Share Second Closing Purchase Price” shall mean the purchase or subscription price for each Second Closing Security equal to the lesser of (i) $2.60 and (ii) the product of (x) the average of the volume weighted average prices as published on the HP screen on Bloomberg of the ADSs as reported on Nasdaq (symbol “AMRN”) for each of the thirty (30) trading days immediately prior to the Second Closing Date and (y) 1.13.

(c) Not later than the tenth (10th) Business Day following the date on which the Company notifies the Purchasers in writing (the “Notice”) of its good faith determination, which shall have been confirmed by the affirmative vote of at least a majority of all the members of the Board of Directors plus one additional Director (the “Supermajority Directors”), that either (i) it believes the Milestone has been achieved (in which case the Company shall provide the Purchasers with supporting documentation) or (ii) it has permanently ceased to pursue achievement of the Milestone, the Purchasers will vote on whether to exercise their option to fund the Second Closing Amount.  If a Majority of the Preference Share Purchasers vote in favor of such exercise, then each Purchaser shall be required to fund in full its Pro Rata Percentage of the Second Closing Amount at the Second Closing; provided, that if, after such vote, any Purchaser funds less than such Purchaser’s full Pro Rata Percentage of the Second Closing Amount (such unfunded amount shall be referred to herein as a “Shortfall Amount”), then, (A) upon consummation of the Second Closing, all Preference Shares held by such Purchaser shall immediately convert into Ordinary Shares in accordance with their terms, and (B) the Purchasers that fund their full Pro Rata Percentages of the Second Closing Amount at the Second Closing shall have the right, but not the obligation, to fund any Shortfall Amount (in such proportions as such participating Purchasers shall determine in their sole discretion) and acquire the Second Closing Securities in respect of the amount funded.  If, at the time of such vote, a Majority of the Preference Share Purchasers do not vote in favor of such exercise, then the Purchasers’ option to fund the Second Closing Amount will expire and be of no further force or effect.  Notwithstanding any provision hereof to the contrary, a Majority of the Preference Share Purchasers may elect by written notice to the Company to waive the Notice and consummate the Second Closing at any time prior to delivery to the Purchasers of the Notice.

(d) The Per Share Second Closing Purchase Price and/or the number of Second Closing Securities issuable upon funding of the Second Closing Amount will be subject to adjustment in the event of (i) stock splits, stock dividends and similar events, and (ii) issuances of Ordinary Shares (including as ADSs), securities convertible into Ordinary Shares or ADSs, warrants to subscribe for Ordinary Shares or ADSs, or options to purchase any of the foregoing, exclusive however of Exempt Securities (“Additional Stock”), at a price per share that is less than, or with a conversion or exercise price that is less than, the Per Share Second Closing Purchase Price.  In the case of clause (i), in the event of changes in the outstanding Ordinary Shares, on or after the First Closing Date, by reason of a stock split, reverse stock split, stock dividend, subdivision, split-up, combination of shares, consolidation or other transaction having similar effect, the number of Second Closing Securities purchasable under this Agreement in the aggregate and the Per Share Second Closing Purchase Price shall be correspondingly adjusted to give each

Purchaser, on exercise of the option related to the Second Closing for the same aggregate Second Closing Purchase Price, the total number of Second Closing Securities as such Purchaser would have owned had the Second Closing been consummated prior to the event requiring adjustment and had such Purchaser continued to hold such Securities until after such event.  In the case of clause (ii), the provisions of Exhibit B hereto shall apply.

SECTION 1.2. Payment.  At or prior to the First Closing, each Purchaser will pay the aggregate First Closing Purchase Price for the First Closing Securities as set forth opposite such Purchaser’s name on Exhibit A hereto (the “First Closing Purchase Price”) by wire transfer of immediately available funds to the Company in accordance with wire instructions provided by the Company to the Purchasers prior to the First Closing.  Upon such wire transfer the Company will instruct its depositary to deliver to each Purchaser, on an expedited basis, a statement of account in the name of such Purchaser reflecting the number of First Closing Ordinary Shares set forth on Exhibit A and will deliver certificates evidencing the Preference Shares set forth on Exhibit A.  In the event of the Second Closing, in accordance with and subject to Section 1.1(b) hereof, substantially identical payment and delivery procedures will apply with respect to the aggregate price payable hereunder by each Purchaser for the Second Closing Securities (the “Second Closing Purchase Price”).  The First Closing Purchase Price and the Second Closing Purchase Price include costs of issuance, such as any stamp duty or stamp duty reserve tax with respect thereto or any other cost incurred by the Company in connection with the issuance of the Securities.

SECTION 1.3. Closing Date.  The First Closing will take place on May 16, 2008, or on such other date as shall be agreed upon by the Company and a Majority of the Preference Share Purchasers (the date upon which the First Closing occurs shall be referred to herein as the “First Closing Date”).  The First Closing will be held at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005 or at such other place as shall be agreed upon by the Company and a Majority of the Preference Share Purchasers.  If a Majority of the Preference Share Purchasers vote in favor of the Second Closing pursuant to Section 1.1(c), then the Second Closing will take place no more than fifteen (15) Business Days following such affirmative vote (the “Second Closing Date”).  The Second Closing, if applicable, will be held at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005 or at such other time and place as shall be agreed upon by the Company and a Majority of the Preference Share Purchasers.

SECTION 1.4. Redemption of Convertible Debentures.  Pursuant to the Company’s Convertible Debentures due 2010 (the “Debentures”), within fifteen (15) days following the First Closing Date the Company will apply proceeds from the First Closing Amount to, among other things, redeem for cash all outstanding Debentures at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon up to and including the date upon which the Debentures are redeemed.  The principal amount of the Debentures, as of the date hereof, is $2,750,000.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement or as set forth in the SEC Documents, the Draft Annual Report or the Disclosure Schedules, which Disclosure Schedules are attached hereto and shall be deemed a part hereof, the Company hereby represents and warrants to each of the Purchasers and the Placement Agent as follows:

SECTION 2.1. Organization and Qualification.  All of the direct and indirect Subsidiaries of the Company are as disclosed in the Draft Annual Report.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  The Company is duly incorporated and validly existing under the laws of England and Wales, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business as a foreign corporation in each United States jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement and the transactions contemplated hereby, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement and the transactions contemplated hereby (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  Each Subsidiary is duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Each Subsidiary is duly qualified to conduct business as a foreign corporation or other entity in each United States jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

SECTION 2.2. Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate this Agreement and the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its shareholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) rights to indemnity and contribution may be limited by applicable law or public policy.

SECTION 2.3. Capitalization.  The capitalization of the Company is as set forth in Schedule 2.3 of the Disclosure Schedules.  All of the issued shares of capital stock of the Company are validly issued and fully paid.  Except as a result of the purchase and sale of the Securities and as set forth in the SEC Documents, the Draft Annual Report and Schedule 2.3, there are no outstanding options, warrants, rights to subscribe for, or securities, rights or obligations convertible into, or giving any person any right to subscribe for or acquire, any Ordinary Shares or any options, warrants, rights or other instruments convertible into or exchangeable for Ordinary Shares.  The Company’s Memorandum of Association and Articles of Association (the “Memorandum and Articles of Association”), as in effect on the date hereof, have previously been provided to the Purchasers.  There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.  Schedule 2.3 of the Disclosure Schedules contains a true, correct and complete copy of the Company’s 2002 Stock Option Plan, as amended by that certain Amendment to 2002 Stock Option Plan dated May 9, 2008 (collectively, the “Amended Plan”), which Amended Plan is in full force and effect.  No option or award issued under or pursuant to the Amended Plan will vest, and the vesting schedule of any outstanding option or award will not accelerate, as a result of the transactions contemplated hereby.  The Company has not back-dated any of its options or awards issued under or pursuant to the Amended Plan, or otherwise.

SECTION 2.4. Issuance of Securities.  The Securities (in connection with both the First Closing and the Second Closing) are within the authorized share capital of the Company and, upon issuance in accordance with the terms of this Agreement, will be validly issued and fully paid and, except for antidilution adjustments described in Schedule 2.4 of the Disclosure Schedules, will not be subject to preemptive rights or other similar rights of shareholders of the Company.

SECTION 2.5. No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Memorandum and Articles of Association, (ii) violate or conflict with, result in a material breach of any provision of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) subject to receipt of Required Approvals, result in a violation of any applicable law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b) Assuming the accuracy of each of the Purchasers’ representations and warranties in Article 3 hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority or other Person in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof, other than such as have been made or obtained, and except for (i) the registration of the Securities under the Securities Act pursuant to Article 6 hereof, (ii) such filings required to be made under English law or U.S. federal or state or foreign securities laws as set forth on Schedule 2.5 of the Disclosure Schedules, and (iii) such required filings or notifications regarding the issuance or listing of additional shares with Nasdaq as set forth on Schedule 2.5 (collectively, the “Required Approvals”).

(c) The Company and each Subsidiary has all certificates, authorizations, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it as described in the Draft Annual Report, except for such certificates, authorizations, permits, licenses or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect (“Material Permits”).  Neither the Company nor any of its Subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any Material Permit.

SECTION 2.6. SEC Documents; Financial Statements.  The Company has complied in all material respects with requirements to file all reports required to be filed by it under the Exchange Act for the preceding two years (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein being hereinafter referred to as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  At the time of filing, the SEC Documents complied in all material respects with the applicable requirements of the Exchange Act.  At the time of filing, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (the Financial Statements are prepared under U.K. GAAP and reconciled to U.S. GAAP), except as may be otherwise specified in such Financial Statements or the notes thereto and except that unaudited financial statements may not be reconciled to U.S. GAAP or contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

SECTION 2.7. Annual Report for 2007.  The Company has previously made available to the Purchasers a draft, which was delivered to the Purchasers by the Placement Agent on April 18, 2008, of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2007 (the “Draft Annual Report”), which has been prepared assuming the First Closing occurs subsequent to the period covered thereby but before the filing thereof with the SEC.  At the time of filing, the Draft Annual Report will comply in all material respects with the applicable requirements of the Exchange Act.  The Financial Statements contained in the Draft Annual Report and the related notes comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such Financial Statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  As of the date hereof, the Draft Annual Report does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 2.8. Absence of Litigation.  Except as described or referred to in the SEC Documents, the Draft Annual Report or Schedule 2.8 of the Disclosure Schedules, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Securities, this Agreement or the transactions contemplated hereby or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  Except as described or referred to in the SEC Documents, the Draft Annual Report or Schedule 2.8 of the Disclosure Schedules, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by any Governmental Authority involving the Company or any Subsidiary regarding the business, operations, activities or securities of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

SECTION 2.9. Intellectual Property Rights.  The Company and each Subsidiary owns, or has sufficient rights worldwide to use, all patents and patent applications (including reissues, divisions, continuations, continuations-in-part, extensions, reexaminations and foreign counterparts thereof), trademarks, trademark applications, service marks, trade names, copyrights, trade secrets and know-how, including unpatented inventions, licenses for any of the foregoing and other intellectual property rights listed on Schedule 2.9 of the Disclosure Schedule (collectively, the “Intellectual Property Rights”).  To the Company’s best knowledge (after diligent inquiry), there are no other intellectual property rights used in or necessary or material for use in connection with the Company’s and its Subsidiaries’ respective businesses as currently being conducted as described in the SEC Documents and the Draft Annual Report.  Except as set forth in Schedule 2.9, all of the Intellectual Property Rights owned by the Company or any Subsidiary are exclusively owned by the Company or a Subsidiary and are free and clear of all Liens.  Schedule 2.9 (a) of the Disclosure Schedule sets forth a complete and accurate list of all patents, registered trademarks and registered copyrights owned by the Company or any Subsidiary, in any jurisdiction throughout the world, and all applications for the foregoing; and Schedule 2.9 (b) sets forth a list of all agreements under which the Company or any Subsidiary receives from or grants to any Person any Intellectual Property Rights, other than off-the-shelf, shrink-wrap or click-wrap software licenses.  There are no Proceedings, including without limitation any interference, reissue, reexamination, opposition, cancellation or similar proceedings, which adversely affect or challenge the legality, validity, use or enforceability of any of the Intellectual Property Rights.  Neither the Company nor any Subsidiary has received any written notice, including any offers to license the intellectual property of any Person, or opinion of counsel that, and the Company has no knowledge of any facts or circumstances or any other reason to believe that, the use of the Intellectual Property Rights by the Company or any Subsidiary violates or infringes or is alleged to violate or infringe upon the rights of any Person.  None of the Intellectual Property Rights have been judged invalid or unenforceable in whole or in part by any jurisdiction throughout the world and except as set forth in the Draft Annual Report, to the knowledge of the Company, all of the Intellectual Property Rights are valid and enforceable.  All of the registrations and pending applications for Intellectual Property Rights have been timely and duly filed and prosecuted, all maintenance and related fees have been paid, and the Company or its Subsidiaries have taken all other actions required to maintain the validity and effectiveness of such registrations and applications.  To the knowledge of the Company, there has been no infringement or misappropriation by another Person of any of the Intellectual Property Rights.  The Company has taken reasonable measures consistent with industry standards to protect and maintain the confidentiality of its trade secrets and other confidential Intellectual Property Rights.  Each present or past employee, officer, consultant or any other Person who developed, in whole or in part, any Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries has executed a valid and enforceable assignment to the Company of all right, title and interest in such Intellectual Property Rights.

SECTION 2.10. Certain Fees.  Except for fees payable by the Company pursuant to the Company’s engagement letter with the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

SECTION 2.11. Investment Company.  The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

SECTION 2.12. No Material Adverse Effect.  Since September 30, 2007, except as described or referred to in the Draft Annual Report and except for cash expenditures in the ordinary course of business consistent with past practice, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a Material Adverse Effect.  Since September 30, 2007, except as described or referred to in the Draft Annual Report, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iii) the Company has not incurred any material liabilities except in the ordinary course of business consistent with past practice.

SECTION 2.13. Nasdaq Capital Market.  The ADSs are listed on the Nasdaq Capital Market and, to the Company’s knowledge, there are no proceedings to revoke or suspend such listing.  The Company is, and after giving effect to the transactions contemplated hereby will be, in compliance with the requirements of Nasdaq Capital Market and the Company has not been notified by its depositary bank of, nor is it aware of, any breach of the terms of its ADS depositary agreement in the last two (2) years.

SECTION 2.14. Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of its respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this

Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

SECTION 2.15. Accountants.  The Company’s accountants are Pricewaterhouse-Coopers LLP.  To the knowledge of the Company, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Draft Annual Report as finalized and filed with the SEC promptly following the First Closing, are a registered public accounting firm as required by the Securities Act.

SECTION 2.16. Insurance.  The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the business (currently limited to the clinical trial stage) and locations in which the Company and each Subsidiary are engaged and (ii) with the resources of the Company and each Subsidiary, including, but not limited to, directors and officers insurance coverage.  The Company has not received any written notice that the Company or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires.

SECTION 2.17. Foreign Corrupt Practices.  Since January 1, 2004, neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 2.18. No Registration Rights.  No Person has the right to (i) prohibit the Company from filing the Registration Statement or (ii) except as described or referred to in the Draft Annual Report or Schedule 2.18 of the Disclosure Schedules, require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement or otherwise.  The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture or instrument to which the Company or any Subsidiary is a party.

SECTION 2.19. Taxes.  The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes that are due and payable, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect.

SECTION 2.20. Real and Personal Property.  Except as referred to or described in the Draft Annual Report, the Company and each Subsidiary have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its Subsidiaries, free and clear of all Liens, except those that (i) do not materially interfere with the use of such property by the Company and its Subsidiaries or (ii) would not reasonably be expected to have a Material Adverse Effect.

SECTION 2.21. Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Memorandum and Articles of Association or the laws of England and Wales that is or could become applicable as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement and the transactions contemplated hereby, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.  Without in any way limiting the foregoing, the Company and the transactions to be effected at the First Closing and the Second Closing are not subject to the UK Takeover Code and neither the Company nor any Purchaser is required to obtain any consent, authorization or order of, or make any filing or registration pursuant to the UK Takeover Code in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to allot, issue and sell the Securities in accordance with the terms hereof.

SECTION 2.22. No Manipulation of Stock.  The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the ADSs or any security of the Company to facilitate the sale or resale of any of the Securities.

SECTION 2.23. Related Party Transactions.  Except as set forth in the Draft Annual Report or Section 2.23 of the Disclosure Schedules, neither the Company nor any Subsidiary is presently a party to any transaction with any officer or director of the Company, any member of such officer’s or director’s family or any entity in which such officer, director or family member has a 5% or greater interest or is an officer, director, trustee or partner, including any contract, agreement or other arrangement providing for the furnishing of services, providing for rental of real or personal property, or otherwise requiring payments, other than (i) for payment of salary or consulting fees for services rendered to the Company or a Subsidiary, (ii) reimbursement for expenses incurred on behalf of the Company or a Subsidiary and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company or a Subsidiary.

SECTION 2.24. Sarbanes-Oxley.  To the Company’s knowledge, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it or the transactions contemplated herein.

SECTION 2.25. Solvency.  Based on the financial condition of the Company as of the First Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the First Closing Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities but excluding contingent liabilities relating to completed acquisitions, including the acquisition of Laxdale Limited, Ester Neurosciences Limited, the rights to an oral formulation of apomorphine and the rights to a nanocrystal nasal formulation of lorazepam as described in Schedule 2.25 of the Disclosure Schedules) as they mature and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

SECTION 2.26. Obligations on Pipeline Candidates.  Schedule 2.26 of the Disclosure Schedules contains a true, correct and complete schedule of all licenses, collaboration agreements and other binding agreements of any kind with third parties that require the Company or any Subsidiary to (i) make any milestone, royalty and other similar payments in excess of $100,000 in the aggregate for each such agreement (each, a “Payment Obligations”) or (ii) perform any product development work (pre-clinical or clinical) or undertake any manufacturing (pilot or commercial)

requiring expenditures in excess of $100,000 in the aggregate for each such agreement (each, a “Work Obligation”), with respect to any development/pipeline product, development/pipeline compound or development/pipeline candidate (each, a “Product”) owned or licensed by or to the Company or any of its Subsidiaries, including on such schedule (a) the names of the Products, (b) the agreements or other documents that are the source of the Payment Obligations and/or Work Obligations, naming the parties thereto, (c) a description of the Work Obligations, the diligence standards for performing the Work Obligations, and whether each such agreement may be terminated at the Company’s option without liability and if not, the measure of such liability if specified, (d) the milestones, developments, or events that give rise to the Payment Obligations and Work Obligations, and (e) the amounts of the Payment Obligations and whether such Payment Obligations may be settled other than by the payment of cash.

ARTICLE 3

PURCHASERS’ REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself and its purchase hereunder, that:

SECTION 3.1. Investment Purpose.  The Purchaser is purchasing the Securities for its own account for investment and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other Persons regarding the sale or distribution of such Securities except in accordance with the provisions of Article 6 or otherwise as would not result in a violation of the Securities Act.  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of Article 6 or otherwise pursuant to and in accordance with the Securities Act.

SECTION 3.2. Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, either (i) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, (ii) an institutional “accredited investor” as defined in Rule 501(a)(1), (2) or (3) under the Securities Act or (iii) a person who is not a “U.S. Person” (as defined in Rule 902(k) under the Securities Act) (a “Non-US Person”).

SECTION 3.3. Reliance on Exemptions.  The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from or non-application of the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

SECTION 3.4. Information.  The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to such information about the Company and its financial condition, results of operations, businesses, properties, management and prospects as it believes to be sufficient to enable it to evaluate its investment, including, without limitation, the Company’s SEC Documents, the Draft Annual Report and the

Disclosure Schedules; (iii) the opportunity to review the SEC Documents, the Draft Annual Report and the Disclosure Schedules; and (iv) the opportunity to obtain such additional information that the Purchaser has requested and the Company has provided.  The foregoing acknowledgment of opportunity and access shall not be deemed in any way to limit the representations and warranties of the Company set forth in Article 2 above or the ability of the Purchasers to rely thereupon.

SECTION 3.5. Acknowledgement of Risk.

(a) The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) the Company has a history of operating losses and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is speculative, and only purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is limited; (v) in the event of a disposition of the Securities, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Ordinary Shares since inception and does not anticipate the payment of dividends in the foreseeable future.  Such risks are more fully set forth in the SEC Documents, the Draft Annual Report and the Disclosure Schedules.

(b) The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities.

(c) The Purchaser has with respect to all legal matters relating to this Agreement and the offer and sale of the Securities relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Placement Agent or counsel to the Company.

(d) The Purchasers acknowledge that the only representations or warranties the Company is making in connection with the transaction contemplated hereby are those set forth in Article 2, as modified by the SEC Documents, the Draft Annual Report and the Disclosure Schedules.

SECTION 3.6. Governmental Review.  The Purchaser understands that no United States federal or state or foreign Governmental Authority has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

SECTION 3.7. Transfer or Resale; Legends.

(a) The Purchaser understands that:

(i) the Securities have not been and will not be registered under the Securities Act (other than as contemplated in Article 6) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (A) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Article 6; or (B) the Securities to be sold or transferred are sold or transferred pursuant to an exemption from such registration and, if requested by the Company, or required by the depositary, the Purchaser has delivered to the Company an opinion of counsel to the Purchaser (in form, substance and scope reasonably acceptable to the Company) to such effect;

(ii) except as set forth in Article 6 and Article 4, neither the Company nor any other Person is under any obligation to register the resale of the Securities under the Securities Act or any state or foreign securities laws or to comply with the terms and conditions of any exemption thereunder;

(iii) the First Closing Ordinary Shares and the Second Closing Securities will be delivered to the Purchaser in the form of uncertificated restricted ADSs in the depositary’s direct registration system and will be held as restricted securities until they are resold pursuant to an effective registration statement under the Securities Act (or an available exemption therefrom), or otherwise cease to be restricted securities under the Securities Act; and

(iv) the restricted ADSs will be subject to the transfer restrictions contained in the legend set forth below:

THE RESTRICTED AMERICAN DEPOSITARY SHARES (“RESTRICTED ADSs”) CREDITED TO YOUR ACCOUNT AND THE UNDERLYING RESTRICTED SHARES (“RESTRICTED SHARES”) OF THE COMPANY ARE SUBJECT TO THE TERMS OF THE SUPPLEMENTAL LETTER AGREEMENT, DATED AS OF MAY 16, 2008 (THE “SUPPLEMENTAL LETTER AGREEMENT”), AND THE DEPOSIT AGREEMENT, DATED AS OF MARCH 29, 1993, AS AMENDED AND SUPPLEMENTED (AS SO AMENDED AND SUPPLEMENTED, THE “DEPOSIT AGREEMENT”).  ALL TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL, UNLESS OTHERWISE SPECIFICALLY DESIGNATED HEREIN, HAVE THE MEANING GIVEN TO SUCH TERMS IN THE SUPPLEMENTAL LETTER AGREEMENT, OR IF NOT DEFINED THEREIN, IN THE DEPOSIT AGREEMENT.

HOLDERS AND BENEFICIAL OWNERS OF THE RESTRICTED ADSs BY ACCEPTING AND HOLDING THE RESTRICTED ADSs, AND ANY INTEREST THEREIN, SHALL BE BOUND BY THE TERMS OF THE DEPOSIT AGREEMENT AND THE SUPPLEMENTAL LETTER AGREEMENT.  AT THE TIME OF ISSUANCE, THE RESTRICTED ADSs HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN A TRANSACTION REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS.  UNLESS A REGISTRATION STATEMENT IS EFFECTIVE WITH RESPECT TO THESE SECURITIES, AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, EACH OF THE DEPOSITARY AND THE COMPANY MAY REQUIRE THAT IT

BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE DEPOSITARY AND THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

PRIOR TO THE TRANSFER OF THE RESTRICTED ADSs, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A CERTIFICATION IN THE FORM ATTACHED TO THE SUPPLEMENTAL LETTER AGREEMENT.  PRIOR TO THE WITHDRAWAL OF THE RESTRICTED SHARES, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A WITHDRAWAL CERTIFICATION IN THE FORM ATTACHED TO THIS LETTER.  THE TRANSFER AND OTHER RESTRICTIONS SET FORTH HEREIN AND IN THE SUPPLEMENTAL LETTER AGREEMENT SHALL REMAIN APPLICABLE WITH RESPECT TO THE RESTRICTED ADSs AND THE RESTRICTED SHARES UNTIL SUCH TIME AS THE PROCEDURES SET FORTH IN THE SUPPLEMENTAL LETTER AGREEMENT FOR REMOVAL OF RESTRICTIONS ARE SATISFIED.  NEITHER THE COMPANY NOR THE DEPOSITARY MAKES ANY REPRESENTATION AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE RESTRICTED SHARES OR THE RESTRICTED ADSs.  A COPY OF THE DEPOSIT AGREEMENT AND OF THE SUPPLEMENTAL LETTER AGREEMENT MAY BE OBTAINED FROM THE DEPOSITARY OR THE COMPANY UPON REQUEST.

(b) A Purchaser may request, and the Company agrees to authorize, that its Securities be withdrawn from the depositary’s direct registration system at any time and reissued in certificated form to the Purchaser or any transferee from the Purchaser pursuant to a transfer complying with this Section 3.7, provided that all such certificates shall bear the legend provided in Section 3.7(a)(iv) unless (i) the sale of the Securities was made pursuant to an effective Registration Statement or (ii)  such Securities in the hands of the transferee are eligible for sale under Rule 144 under the Securities Act without restriction as to current public information, volume or the manner of sale.

Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser (i) that is a partnership to an affiliate, a partner or limited partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner, limited partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse; (ii) that is a corporation to its stockholders in accordance with their interest in the corporation; (iii) that is a limited liability company to its members or former members in accordance with their interest in the limited liability company; or (iv) to the Purchaser’s family member or trust for the benefit of the individual Purchaser, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Purchaser hereunder.

SECTION 3.8. Authorization; Enforcement.  The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.  The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by applicable securities laws or public policy underlying such laws.

SECTION 3.9. Residency. The Purchaser is organized under the laws and the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

SECTION 3.10. No Short Sales.  During the period commencing at the time the Purchaser was first contacted with reference to the transactions contemplated hereunder, neither the Purchaser nor, to the Purchaser’s knowledge, any Affiliate of the Purchaser, foreign or domestic, has, directly or indirectly, effected or agreed to effect any “short sale” (as defined in Rule 200 under Regulation SHO), whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Ordinary Shares, borrowed or pre-borrowed any Ordinary Shares, or granted any other right (including, without limitation, any put or call option) with respect to the Ordinary Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Ordinary Shares or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the date that the First Registration Statement becomes effective or (iii) the First Required Effectiveness Date, such Purchaser shall not engage, directly or indirectly, in a Prohibited Transaction.  Additionally, in the event that the Second Closing occurs, beginning on the date the Purchasers receive Notice from the Company and prior to the earliest to occur of (i) the date that the Second Registration Statement becomes effective or (ii) the Second Required Effectiveness Date, such Purchasers shall not engage, directly or indirectly, in a Prohibited Transaction.  Each Purchaser acknowledges that the representations, warranties and covenants contained in this Section 3.10 are being made for the benefit of the Purchasers as well as the Company and that each Purchaser shall have an independent right to assert any claims against any other Purchaser arising out of any breach or violation of the provisions of this Section 3.10.

SECTION 3.11. Acknowledgments Regarding Placement Agent; Solicitation.  The Purchaser acknowledges that the Placement Agent is acting as the lead North American placement agent on a “best efforts” basis for the Securities being purchased hereunder and will be compensated by the Company for acting in such capacity.  The Purchaser represents that (i) the Purchaser was contacted regarding the sale of the Securities by the Placement Agent (or an authorized agent or representative thereof), with whom the Purchaser entered into a confidentiality agreement and (ii) the Purchaser did not become aware that the Securities were being offered for sale by means of any form of general solicitation or general advertising.

ARTICLE 4

COVENANTS

SECTION 4.1. Conduct of Business.  During the period from the date of this Agreement until the First Closing, except as expressly set forth in this Agreement, the Company agrees that, without the prior written consent of a Majority of the Preference Share Purchasers (the parties hereto agree that, for purposes of this Section 4.1 and Section 4.2, references to the Company shall include each Subsidiary of the Company, such that each Subsidiary of the Company shall be subject to, and bound by, the obligations and requirements contained in this Section 4.1 and Section 4.2, and the Company agrees to take such action as may be required to cause each such Subsidiary to comply with and be bound by this Section 4.1 and Section 4.2):

(a) The Company’s business shall be conducted only in the ordinary course, in a manner consistent with past practice, and in compliance in all material respects with all applicable law;

(b) The Company shall not (i) make or assist in making any change in, or amendment to, the governance or organizational documents of the Company or any material contract of the Company listed in Schedule 4.1(b) of the Disclosure Schedules (the “Material Contracts”); (ii) breach any Material Contract; or (iii) enter into any contract that requires the Company to pay, or entitles the Company to receive, in excess of $100,000 in any twelve month period;

(c) The Company shall not (i) create, incur, assume, or guarantee any liability or Indebtedness, except trade payables incurred in the ordinary course of business, consistent with past practice; or (ii) loan or advance any funds;

(d) Other than in the ordinary course of business, consistent with past practice, the Company shall not (i) acquire any property or asset; (ii) make any capital expenditure; (iii) sell, transfer, lease, assign, or dispose of, or agree to sell, transfer, lease, assign, or dispose of, any property or asset; or (iv) enter into any transaction or transactions;

(e) The Company shall not make any distribution or pay any dividend in respect of its capital stock;

(f) The Company shall not subject to any Lien, or permit any Lien to exist on, the leased real property or any other property or asset of the Company (other than Liens in existence as of the date hereof);

(g) The Company shall not issue any (i) securities; (ii) options, warrants, puts, calls, commitments, agreements, contracts, preemptive, rights of first refusal, or other rights to purchase, issue, or otherwise acquire any securities of the Company; or (iii) obligations or securities convertible into or exchangeable for securities of the Company;

(h) The Company shall maintain each of its insurance policies in existence as of the date hereof;

(i) The Company shall not (i) enter into any employment or consulting agreement or arrangement; (ii) amend or modify any existing employment or consulting agreement or arrangement, or adopt, amend, modify, or terminate any employee benefit plan (except as provided in Section 5.2(o)); (iii) other than in the ordinary course of practice, consistent with past practice, terminate or modify the terms of employment of, any of the Company’s employees; or (iv) make any change in the rate of compensation, commission, bonus, benefits, or other direct or indirect remuneration payable to or in respect of any of the Company’s employees or consultants;

(j) The Company shall not (i) release any claims, or waive any rights; or (ii) settle or compromise any litigation, action, proceeding, or claim involving any liability for money damages or any restrictions upon any of its operations or that may be precedential with respect to other litigations, actions, proceedings, or claims that may involve such damages or restrictions;

(k) The Company shall not change accounting principles, policies, practices, or related methodologies, or change any of its methods of reporting income and deductions for income tax purposes, except as required by changes in applicable law;

(l) The Company shall not close any offices at which the Company’s business is conducted or open any new offices; and

(m) The Company shall not make or change any tax election, change an annual accounting period, adopt or change any accounting method with respect to taxes, file any amended tax return, enter into any closing agreement, settle or compromise any proceeding with respect to any tax claim or assessment relating to the Company, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company, or take any other similar action relating to the filing of any tax return or the payment of any tax.

SECTION 4.2. Preservation of Business and Assets.  During the period from the date of this Agreement until the First Closing, the Company (a) shall use its commercially reasonable efforts to preserve the current business and goodwill of the Company, and (b) shall not change the fundamental nature or characteristics of its business from the business conducted as of the date hereof.

SECTION 4.3. Notification.  During the period from the date of this Agreement until the First Closing, the Company shall promptly notify each Purchaser in writing of any fact, condition, event, or occurrence that (a) causes or constitutes a breach of any of the Company’s representations or warranties made as of the date of this Agreement or that would cause or constitute such a breach had such representation or warranty been made as of the time of occurrence or discovery of such fact, condition, event, or occurrence; (b) causes or constitutes a breach of any covenant of the Company under this Agreement or that may make satisfaction of any of the conditions in Section 5.2 impossible or unlikely; or (c) has or could reasonably be expected to have a Material Adverse Effect.  No such notification shall be deemed to modify the representations, warranties, or covenants of the Company contained in this Agreement for any purpose.

SECTION 4.4. Access and Information.  During the period from the date of this Agreement until the First Closing, the Company shall give each Purchaser and its Affiliates and their respective accountants, counsel, and other representatives reasonable access during normal business hours to the Company’s offices, properties, books, contracts, commitments, reports, records, and personnel, and give them, or give them access to, the documents, financial data, records, and information with respect to the Company and its business as any Purchaser from time to time reasonably requests.

SECTION 4.5. Further Actions.  Each party hereto shall, as promptly as practicable, use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable to fulfill its obligations under this Agreement and to consummate and make effective the transactions contemplated hereby.

SECTION 4.6. Reporting Status.  The ADSs and the Ordinary Shares are registered under Section 12 of the Exchange Act.  During the Registration Period, the Company agrees to use commercially reasonable efforts to timely file all documents with the SEC, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

SECTION 4.7. Financial Information.  The financial statements of the Company to be included in any documents to be filed with the SEC will be prepared in accordance with accounting standards permitted by the Exchange Act (including on the date hereof, International Financial Reporting Standards as adopted by the European Union), consistently applied (except as may be otherwise indicated in such financial statements or the notes thereto) and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

SECTION 4.8. Securities Laws Disclosure; Publicity.  On May 14, 2008, the Company shall issue a press release (subject to prior review and approval, not to be unreasonably withheld, by the Purchasers) announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement.  On or before May 16, 2008, the Company shall submit a Current Report on Form 6-K (subject to prior review and approval, not to be unreasonably withheld, by the Purchasers) to the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 6-K, this Agreement in the form required by the Exchange Act.  The Company shall not otherwise publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations.

SECTION 4.9. Sales by the Purchasers.  Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with the sales of Registrable Securities pursuant to a Registration Statement or otherwise comply with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.  No Purchaser will make any sale, transfer, pledge or other disposition of the Securities in violation of U.S. federal or state or foreign securities laws or the terms of this Agreement.  Without limiting the foregoing, the Purchasers acknowledge that, as a result of their representation on the Company’s Board of Directors or otherwise, they may from time to time come into possession of confidential information regarding the Company that may constitute “material non-public information” under the U.S. securities laws and agree not to trade in any securities of the Company while in possession of such information in a manner that would violate the U.S. securities laws or be inconsistent with the Company’s share dealing code.

SECTION 4.10. Reservation of Ordinary Shares.  As of the date hereof, the Company has sufficient authorized and unissued share capital, and the Company shall continue to have sufficient authorized and unissued share capital for the purpose of enabling the Company to issue Securities pursuant to this Agreement, and including, if applicable, in connection with the Second Closing.

SECTION 4.11. Preemptive Rights.

(a) Each Purchaser shall have a right of first refusal to purchase up to such Purchaser’s pro rata share (as defined below) of any offering by the Company of Ordinary Shares or any other class or series of its capital stock, or any other securities convertible into or exchangeable for Ordinary Shares or any other class or series of capital stock (including convertible stock, redeemable stock and debt with warrants, but excluding any Exempt Securities, any issuances pursuant to the Company’s equity credit agreement with Brittany Capital Management Ltd. dated as of June 1, 2007 provided such issuance shall have been approved by the Supermajority Directors, and any issuances pursuant to the Additional Financing in accordance with Section 4.14 below), in each case on the same terms as the other investors participating in such offering.  Each Purchaser’s pro rata share shall be equal to the percentage of the Company’s outstanding Ordinary Shares that are owned by such Purchaser at the time of each such offering.

(b) The Company shall provide written notice to each Purchaser that the Company is considering any proposed future financing subject to this Section 4.11(b), providing a general outline of the proposed structure and anticipated terms thereof, not less than 15 days prior to completion thereof (the “Completion Date”).  The Company shall also provide written notice to each such Purchaser describing in reasonable detail the terms of any such proposed future financing (the “Detailed Notice”) within a reasonable period of time (but not less than ten (10) days prior to the Completion Date).  Unless a Purchaser provides the Company notice in writing within five (5) days of its receipt of the Detailed Notice that it wishes to participate in such financing, such Purchaser’s right with respect to such proposed future financing shall be deemed waived.  Anything herein to the contrary notwithstanding, if required to accumulate from its investors the funds necessary to participate in any such financing, each Purchaser who has delivered timely notice of its intent to participate in such financing shall have up to fifteen (15) Business Days from the date it sent such notice of its intent to participate to fund its purchase even if any such period extends beyond the Completion Date.

(c) The rights and obligations established pursuant to this Section 4.11 shall terminate if (i) a Special Rights Termination Event shall have occurred or (ii) the Purchasers cease to own in the aggregate at least 33% of the number of Securities purchased by them in the First Closing and Second Closing.

SECTION 4.12. Private Foreign Investment Company; Controlled Foreign Corporation.

(a) Upon request, the Company will provide each Purchaser all information needed to make a “Qualified Electing Fund” election pursuant to Section 1295 of the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”) and will provide each Purchaser a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g)(1) within sixty (60) days after the end of the Company’s taxable year.

(b) The Company shall make due inquiry with its tax advisors on at least an annual basis regarding the Company’s status as a “Controlled Foreign Corporation” as defined in the Code (“CFC”) and regarding whether any portion of the Company’s income is “Subpart F Income” (as defined in Section 952 of the Code) (“Subpart F Income”).  Each Purchaser shall reasonably cooperate with the Company to provide information about such Purchaser and such

Purchaser’s Partners (as defined below) in order to enable the Company’s tax advisor’s to determine the status of such Purchaser and/or any of such Purchaser’s Partners as a “United States Shareholder” within the meaning of Section 951(b) of the Code.  No later than sixty (60) days following the end of each Company taxable year, the Company shall provide the following information to the Purchasers: (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC.  In addition, the Company shall provide the Purchasers with access to such other Company information as may be necessary for the Purchasers to determine the Company’s status as a CFC and to determine whether Purchaser or any of Purchaser’s Partners is required to report its pro rata portion of the Company’s Subpart F Income on its United States federal income tax return, or to allow such Purchaser or such Purchaser’s Partners to otherwise comply with applicable United States federal income tax laws.

For purposes of this provision, (A) the term “Purchaser’s Partners” means each of the Purchaser’s partners and any direct or indirect equity owners of such partners and (B) the “Company” means the Company and any of its Subsidiaries.

SECTION 4.13. Additional Covenants.

(a) Other than pursuant to an Additional Financing in accordance with Section 4.14 below, the Company shall not issue any Ordinary Shares or other securities in connection with the raising of additional financing or capital until all of the Securities issued in the First Closing have been registered for resale as provided in Article 6.

(b) ********** Approximately 11 lines omitted **********

(c) ********** Approximately 7 lines omitted **********

(d) In advance of the Company’s next Annual General Meeting, the Board will propose such amendments to its Memorandum and Articles of Association as are necessary to (i) ensure to the maximum extent permitted by English law that the Preference Shares held by the Purchasers will entitle them to vote as a separate class without the vote of the holders of Ordinary Shares in all general, extraordinary, annual, or special meetings of the shareholders of the Company, and whether or not adjourned or postponed, for the election of the four (4) or five (5) (as the case may be) Directors as they will be entitled to elect pursuant to the provisions of the Preference Shares attached as Exhibit D hereto, and (ii) generally to bring the Memorandum and Articles of Association current with the 2006 amendments to the Companies Act.

(e) At the first meeting of the Board of Directors following the First Closing, the committees of the Board will be re-constituted to consist of four (4) members each, with the members of each committee being appointed as provided in the provisions of the Preference Shares.

SECTION 4.14. Additional Financing.  The Company shall have the right, but not the obligation, to issue and sell Ordinary Shares to certain of its directors (the “Additional Financing Purchasers”) in an additional financing (the “Additional Financing”); provided that all documentation for the Additional Financing (the “Additional Financing Documentation”) shall be in substantially the form most recently provided to the Purchasers prior to their execution of this Agreement; and provided, further, that:

(a) the aggregate amount raised in the Additional Financing shall not exceed $4,000,000;

(b) the Additional Financing shall be at the same price and on the same economic terms as those contemplated hereby;

(c) the Additional Financing shall be funded in two (2) tranches, (A) the first of which shall equal 50% of the total Additional Financing and (B) the second of which shall

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ASTERISKS (*) DENOTE SUCH OMISSIONS.

equal 50% of the total Additional Financing (the “Additional Financing Second Closing Amount”); and

(d) the proceeds received by the Company in the Additional Financing shall be applied in accordance with Section 4.13(b) above.

If any Additional Financing Purchaser funds less than such Additional Financing Purchaser’s full pro rata share of the Additional Financing Second Closing Amount (such unfunded amount shall be referred to herein as an “Additional Financing Shortfall Amount”), then upon consummation of the Second Closing the Additional Financing Purchasers that fund their full pro rata shares of the Additional Financing Second Closing Amount at the Second Closing shall have the right, but not the obligation, to fund any Additional Financing Shortfall Amount (in such proportions as such participating Additional Financing Purchasers shall determine in their sole discretion).

ARTICLE 5

CONDITIONS TO CLOSING

SECTION 5.1. Conditions to the Company’s Obligations at the First Closing.  The Company’s obligation to complete the purchase and sale of the First Closing Securities in respect of each Purchaser in connection with the First Closing is subject to the fulfillment or waiver as of the First Closing Date of the following conditions in respect of such Purchaser:

(a) Receipt of Funds.  The Company shall have received immediately available funds, in US dollars, in the full amount of the First Closing Purchase Price as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b) Representations and Warranties.  The representations and warranties made by such Purchaser in Article 3 shall be true and correct in all material respects as of the date such representation and warranty was made and as of the First Closing Date.

(c) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by such Purchaser on or prior to the First Closing Date shall have been performed or complied with in all material respects.

(d) Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the First Closing, shall have been instituted, threatened or be pending before any court, arbitrator, official or Governmental Authority.

(e) No Governmental Prohibition.  The sale of the First Closing Securities by the Company to such Purchaser shall not be prohibited by any law or governmental order or regulation.

(f) Full Funding.  Each of the other Purchasers shall have paid in full the aggregate First Closing Purchase Price as set forth opposite each such Purchaser’s name on Exhibit A.

SECTION 5.2. Conditions to Each Purchaser’s Obligations at the First Closing.  Each Purchaser’s obligation to complete the purchase and sale of the First Closing Securities is subject to the fulfillment or waiver as of the First Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties made by the Company in Article 2, if made without reference to materiality or a Material Adverse Effect shall be true and correct in all material respects and if made subject to materiality or with reference to a Material Adverse Effect shall be true and correct as written, in each case as of the date such representation and warranty was made and as of the First Closing Date.

(b) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the First Closing Date shall have been performed or complied with in all material respects.

(c) Material Adverse Effect.  There shall have been no Material Adverse Effect with respect to the Company since September 30, 2007.

(d) Other Documentation.  The Company shall have delivered such other certificates, instruments, opinions and other documents as the Purchasers may reasonably request, and the Purchasers shall have received such documents and certificates of officers of the Company to verify the satisfaction of the conditions set forth in Sections 5.2(a) and (b), and the form and substance of all certificates, instruments, opinions and other documents delivered to the Purchasers under this Agreement shall be satisfactory in all reasonable respects to the Purchasers

(e) Legal Opinions.

(i) The Company shall have delivered to the Purchasers an opinion, dated as of the First Closing Date, from each of (x) KL Gates LLP, UK counsel to the Company, in form and substance reasonably acceptable to the Purchasers, and (y) Cahill Gordon & Reindel llp, US counsel to the Company, in substantially the form attached hereto as Exhibit C; and

(ii) Each Purchaser whose fund documents so require shall have received an opinion, dated as of the First Closing Date, from counsel in the Republic of Ireland and the United Kingdom regarding the continued limited liability of such Purchaser’s limited partners and the tax effects on such limited partners of the transactions contemplated by this Agreement, in each case reasonably acceptable to such Purchaser.

(f) Depositary Account Statements.  The Company shall have delivered to its ADS depositary, with a copy to each Purchaser, irrevocable instructions to issue to such Purchaser, on an expedited basis, one or more account statements in the name of such Purchaser reflecting the number of First Closing Ordinary Shares set forth opposite such Purchaser’s name on Exhibit A hereto.

(g) Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the

First Closing, shall have been instituted, threatened or be pending before any court, arbitrator, official or Governmental Authority.

(h) Full Funding.  Each of the other Purchasers shall have paid in full the Aggregate First Closing Purchase Price as set forth opposite each such Purchaser’s name on Exhibit A.

(i) No Governmental Prohibition.  The sale of the First Closing Securities by the Company to such Purchaser shall not be prohibited by any law or governmental order or regulation.

(j) Governmental Approvals.  All actions and approvals, consents, or waivers by or in respect of, or filings with, any Governmental Authority required to be taken, obtained, or made in connection with, or to permit, the consummation of the transactions contemplated by this Agreement shall have been taken, obtained, or made, including, without limitation, all such actions, approvals, consents, waivers, or filings that may be required by the anti-competition laws of the European Union.

(k) Preference Shares.  The Company shall have delivered to each Purchaser, one or more certificates in the name of the Purchaser evidencing the number of Preference Shares set forth opposite such Purchaser’s name on Exhibit A.

(l) Board Resolutions.  The Company shall have delivered to the Purchasers a certified copy of the resolutions of its Board of Directors (i) approving the creation of the Preference Shares, including the rights, preferences and designations thereto, this Agreement and the transactions contemplated hereby, and (ii) establishing that the quorum necessary for the transaction of the business of the Company’s Board of Directors shall be six (6) directors, comprising three (3) Directors who shall have been elected or appointed to the Board pursuant to the provisions of the Preference Shares and any three (3) directors other than directors who have been elected or appointed to the Board of Directors pursuant to the provisions of the Preference Shares, in each case, in form and substance reasonably acceptable to the Purchasers.

(m) Board of Directors.

(i) The Company’s Board of Directors shall consist of not more than eight directors, four (4) of whom shall be the following designees of the Purchasers: James I. Healy, Carl L. Gordon, Srinivas Akkaraju, and Eric Aguiar.

(ii) The Company shall have delivered to the Purchasers copies of the resignations of the directors that were required to be received to produce the result set forth in Section 5.2(m)(i) above.

(iii) Lars Ekman shall have been appointed as an observer to the Board of Directors and as a member of the Company’s Scientific Advisory Board.

(iv) The Company and the Purchasers shall have entered into a letter agreement, in form and substance reasonably acceptable to the Company and a Majority of the Preference Share Purchasers, with respect to the operations and structure of the Board of Directors.

(n) Additional Financing Documentation.  In accordance with Section 4.14 hereof, the Company shall have delivered to the Purchasers fully executed copies of the Additional Financing Documentation.

(o) Amendments to Employment Agreements.

(i) The employment agreement of Alan Cooke shall have been amended (in form and substance reasonably acceptable to the Purchaser) so as to delete from such employment agreement the Company’s obligation to appoint Alan Cooke to the Company’s Board of Directors.

(ii) ********** Approximately 5 lines omitted ***********

(p) Voting Agreement.  Tom Lynch (and/or Amarin Investment Holding Limited, as applicable), IIU Nominees Ltd., Michael Walsh, Simon Kukes and Sunninghill Limited (each, a “Shareholder”) will have entered into voting agreements reasonably satisfactory to the Purchasers whereby each Shareholder severally and not jointly, and solely with respect to the ADSs and Ordinary Shares held of record by such Shareholder, will agree that (i) at any meeting (whether general, extraordinary, annual or special and whether or not an adjourned or postponed meeting) of the holders of Ordinary Shares, however called, or in connection with any written consent of the holders of Ordinary Shares, such Shareholder shall vote (or cause to be voted) all of the ADSs and Ordinary Shares held of record by such Shareholder in favor of (A) amendments to the Memorandum and Articles of Association as are necessary to ensure to the maximum extent permitted by English law that the Preference Shares held by the Purchasers will entitle them to vote as a separate class without the vote of the holders of Ordinary Shares for the election of the four (4) or five (5) (as the case may be) Directors as they will be entitled to elect pursuant to the provisions of the Preference Shares attached as Exhibit D to this Agreement, (B) the Second Closing, ratifying the execution, delivery and performance of this Agreement and the approval and adoption of the terms hereof and each of the other actions contemplated herein and (C) such amendments to the Memorandum and Articles of Association as are determined by the Board to be necessary generally to bring the Memorandum and Articles of Association current with the 2006 amendments to the Companies Act and (ii) such Shareholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of such voting agreements.

SECTION 5.3. Conditions to the Company’s Obligations at the Second Closing.  The Company’s obligation to complete the purchase and sale of the Second Closing Securities in respect of each Purchaser contemplated by the Second Closing is subject to the fulfillment or waiver as of the Second Closing Date of the following conditions in respect of such Purchaser:

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  ASTERISKS (*) DENOTE SUCH OMISSIONS.

(a) Receipt of Funds.  The Company shall have received immediately available funds, in US dollars, in an amount equal to at least 75% of the Second Closing Amount.

(b) Representations and Warranties.  The representations and warranties made by such Purchaser in Article 3 (other than the representations and warranties made in Sections 3.4, 3.9 and 3.11), shall be true and correct in all material respects as of the date such representation and warranty was made and as of the Second Closing Date.

(c) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by such Purchaser on or prior to the Second Closing Date shall have been performed or complied with in all material respects.

(d) Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Second Closing, shall have been instituted, threatened or be pending before any court, arbitrator, official or Governmental Authority.

(e) No Governmental Prohibition.  The sale of the Second Closing Securities by the Company shall not be prohibited by any law or governmental order or regulation.

SECTION 5.4. Conditions to Each Purchaser’s Obligations at the Second Closing.  Each Purchaser’s obligation to complete the purchase and sale of the Second Closing Securities contemplated by the Second Closing is subject to the fulfillment or waiver as of the Second Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties made by the Company in Article 2 (other than the representations and warranties made in Sections 2.7, 2.15, 2.25 and 2.26), if made not subject to materiality or without reference to a Material Adverse Effect shall be true and correct in all material respects and if made subject to materiality or with references to a Material Adverse Effect shall be true and correct as written, in each case as of the date such representation and warranty was made, as of the First Closing Date and as of the Second Closing Date; provided that any reference in Article 2 to the Draft Annual Report shall be deemed to refer to the SEC Documents; and provided further that the representation in Section 2.4 may be updated to reflect the First Closing, the issuance of Exempt Securities (if any), and any issuance of securities pursuant to the Additional Financing, without such changes constituting non-fulfillment of this condition.

(b) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Second Closing Date shall have been performed or complied with in all material respects.

(c) Legal Opinions.

(i) The Company shall have delivered to the Purchasers an opinion, dated as of the Second Closing Date, from each of (x) KL Gates LLP, UK counsel to the Company, in substantially the form delivered at the First Closing but relating only to the Second Closing Securities and (y) Cahill Gordon & Reindel llp, US counsel to the Company, in substantially the form attached hereto as Exhibit C, but relating only to the Second Closing Securities; and

(ii) Each Purchaser whose fund documents so require shall have received an opinion, dated as of the First Closing Date, from counsel in the Republic of Ireland and the United Kingdom regarding the continued limited liability of such Purchaser’s limited partners and the tax effects on such limited partners of the transactions contemplated by this Agreement, in each case in substantially the form delivered at the First Closing pursuant to Section 5.2(e)(i) but relating only to the Second Closing Securities.

(d) Depositary Account Statements.  The Company shall have delivered to its ADS depositary, with a copy to the Purchaser, irrevocable instructions to issue to such Purchaser, on an expedited basis, one or more account statements in the name of such Purchaser reflecting the number of Second Closing Securities to be purchased by such Purchaser as determined in accordance with Section 1.1(b).

(e) Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Second Closing, shall have been instituted, threatened or be pending before any court, arbitrator, official or Governmental Authority.

(f) No Governmental Prohibition.  The sale of the Second Closing Securities by the Company to such Purchaser shall not be prohibited by any law or governmental order or regulation.

(g) Receipt of Funds.  Other Purchasers shall have paid, in the aggregate, not less than that portion of the aggregate Second Closing Purchase Price which, when added to the Second Closing Purchase Price to be paid by such Purchaser, equals at least 75% of the Second Closing Amount.

(h) Governmental Approvals.  All actions and approvals, consents, or waivers by or in respect of, or filings with, any Governmental Authority required to be taken, obtained, or made in connection with, or to permit, the consummation of the transactions contemplated by this Agreement shall have been taken, obtained, or made, including, without limitation, all such actions, approvals, consents, waivers, or filings that may be required by the anti-competition laws of the European Union.

(i) Other Documentation.  The Company shall have delivered such other certificates, instruments, opinions and other documents as the Purchasers may reasonably request, and the Purchasers shall have received such documents and certificates of officers of the Company to verify the satisfaction of the conditions set forth in Sections 5.4(a) and (b), and the form and substance of all certificates, instruments, opinions and other documents delivered to the Purchasers under this Agreement shall be satisfactory in all reasonable respects to the Purchasers.

ARTICLE 6

REGISTRATION RIGHTS

SECTION 6.1. Registration Statements.

(a) As soon as reasonably practicable, but in no event later than sixty (60) days after the First Closing Date (the “First Filing Date”), the Company shall prepare and file a registration statement (the “First Registration Statement”) covering the resale on a continuous or delayed basis by the Holders of all of the Registrable Securities issued in connection with the First Closing with the SEC pursuant to Rule 415 and shall use its commercially reasonable efforts to cause the First Registration Statement to become effective under the Securities Act not later than the later of (i) ninety (90) days after the initial filing of such First Registration Statement or (ii) one hundred fifty (150) days after the Closing Date or, in the event of a “review” by the SEC, not later than the later of (i) one hundred twenty (120) days after the initial filing of such First Registration Statement or (ii) one hundred eighty (180) days after the First Closing Date (the “First Required Effectiveness Date”).

(b) If the Second Closing occurs, then as soon as reasonably practicable, but in no event later than sixty (60) days after the Second Closing Date (the “Second Filing Date”), the Company shall prepare and file a registration statement (the “Second Registration Statement” and, together with the First Registration Statement, the “Registration Statements”) covering the resale on a continuous or delayed basis by the Holders of all of the Registrable Securities issued in connection with the Second Closing with the SEC pursuant to Rule 415 and shall use its commercially reasonable efforts to cause the Second Registration Statement to become effective under the Securities Act not later than the later of (i) ninety (90) days after the initial filing of such Second Registration Statement or (ii) one hundred fifty (150) days after the Closing Date or, in the event of a “review” by the SEC, not later than the later of (i) one hundred twenty (120) days after the initial filing of such Second Registration Statement or (ii) one hundred eighty (180) days after the Second Closing Date (the “Second Required Effectiveness Date”).

(c) The Company’s shareholders (other than the Holders and the Additional Financing Purchasers) shall not have the right to include any of the Company’s securities in the Registration Statements.

(d) The Company agrees that it shall cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading, and the Company agrees to furnish to the Holders copies of any supplement or amendment upon the request of such Holder prior to its being used or promptly following its filing with the SEC; provided, however, that the Company shall have no obligation to deliver to the Holders copies of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company’s website.

SECTION 6.2. Registration Expenses.  All Registration Expenses shall be borne by the Company.  All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

SECTION 6.3. Registration Default.  The Company further agrees that, in the event that (a) the First or Second Registration Statements (i) have not been filed with the SEC within 60 days after the First or Second Closing Date, respectively, (ii) have not been declared effective by the SEC by the First or Second Required Effectiveness Dates, respectively, or (iii) after either of the First or Second Registration Statements are declared effective by the SEC, either or both are suspended by the Company or cease to remain continuously effective at all times during the Registration Period as to all applicable Registrable Securities for which such Registration Statement is required to be effective, other than, in each case, within the time period(s) permitted by Section 6.7(b), or (b) the Company has failed to perform its obligations set forth in Section 6.4 within the time periods required therein (each such event referred to in clauses (a)(i), (ii) and (iii) and clause (b), a “Registration Default”), for all or part of one or more thirty-day periods (each a “Penalty Period”) during which the Registration Default remains uncured, the Company shall pay to each Purchaser 1% of such Purchaser’s aggregate purchase price of its Securities for each Penalty Period (or partial Penalty Period) during which the Registration Default remains uncured; provided, however, that if the primary cause of a Registration Default is a Purchaser’s failure to provide the Company with any information that is required to be provided in the applicable Registration Statement with respect to such Purchaser as set forth herein, then the commencement of the Penalty Period described above shall be extended until two Business Days following the date of receipt by the Company of such required information; and provided, further, that in no event shall the Company be required hereunder to pay to any Purchaser pursuant to this Agreement an aggregate amount that exceeds 10% of the aggregate First Closing Purchase Price and, if applicable, Second Closing Purchase Price paid by such Purchaser for such Purchaser’s Securities.  The Company shall deliver said cash payment to the Purchaser by the fifth Business Day after the end of each such Penalty Period.  If the Company fails to pay said cash payment to the Purchasers in full by the fifth Business Day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  The cash payments provided by this Section 6.3 shall be in addition to, and not in lieu of, such other damages as each Purchaser may establish in connection with each Registration Default.

SECTION 6.4. Registration Procedures. At its expense the Company shall:

(a) (i)  prepare and file with the SEC, in accordance with this Article 6, Registration Statements with respect to the registrations of the Registrable Securities on any forms which may be utilized by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders, and, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statements as provided in Section 6.7(b), use its commercially reasonable efforts to keep such Registration Statements continuously effective with respect to a Holder and to keep such Registration Statements free of any material misstatements or omissions, until the earlier of (A) the date all Registrable Securities have been sold pursuant to effective Registration Statements and (B) the date that all Registrable Securities can be sold by all Holders publicly under Rule 144 under the Securities Act without restriction as to current public information, volume, manner of sale, or otherwise.  The period of time during which the Company is required hereunder to keep the Registration Statements effective, as provided in the immediately preceding sentence, is referred to herein as the “Registration Period”; and (ii) use its commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to the Registration Statements and file with the SEC any other required document as may be necessary to keep such Registration Statements continuously effective until the expiration of the Registration Period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statements during the Registration Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statements as so amended or such prospectus as so supplemented;

(b) advise the Holders within five Business Days:

(i) when the Registration Statements or any amendment thereto have been filed with the SEC and when the Registration Statements or any post-effective amendments thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statements or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statements or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the occurrence of any event that requires the making of any changes in the Registration Statements or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c) use its commercially reasonable efforts to prevent the issuance of and obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d) if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one copy of such Registration Statement(s) and any post-effective amendment thereto, including financial statements and schedules and, if explicitly requested, all exhibits in the form filed with the SEC;

(e) during the Registration Period, promptly deliver to each such Holder, without charge, as many copies of the prospectus included in such Registration Statements and any amendments or supplements thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

(f) during the Registration Period, if a Holder so requests in writing, promptly deliver to each such Holder, without charge one copy of the following documents, other than those documents available via EDGAR:  (i) its annual report to its shareholders, if any (which annual report shall contain financial statements audited in accordance with GAAP in the United States of America by a firm of certified public accountants of recognized standing), (ii) if not included in substance in its annual report to shareholders, its annual report on Form 20-F (or similar form), (iii) its definitive proxy statement with respect to its annual meeting of shareholders, (iv) each of its interim reports to its shareholders and, if not included in substance in its interim reports to shareholders, its interim report on Form 6-K (or similar form);

(g) prior to any public offering of Registrable Securities pursuant to either Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for the offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

(h) upon the occurrence of any event contemplated by Section 6.4(b)(v) above, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statements, use its commercially reasonable efforts to prepare as soon as reasonably practicable a post-effective amendment to the Registration Statements or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(j) use its commercially reasonable efforts to cause all Registrable Securities to be listed on Nasdaq;

(k) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;

(l) provide to each Purchaser and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Purchaser may reasonably request in order to conduct any due diligence obligation on its part; and

(m) permit a single counsel for the Purchasers to review the Registration Statements and all amendments and supplements thereto, within two Business Days prior to the filing thereof with the SEC;

provided that, in the case of clauses (l) and (m) above, the Company shall not be required (A) to delay the filing of the Registration Statements or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to incorporate any comments to the Registration Statements or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require a delay in the filing of such Registration Statements, amendments or supplements, as the case may be, or (B) to provide, and shall not provide, any Purchaser or its representatives with material, non-public information unless such Purchaser agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

SECTION 6.5. Limitations on Restraining Registration.  Neither the Company nor any Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

SECTION 6.6. Indemnification.

(a) Indemnification by the Company.  To the extent permitted by law, the Company shall indemnify each Holder, each of such Holder’s officers and directors, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (and all Proceedings in respect thereof), including any of the foregoing incurred in settlement of any Proceeding, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statements, prospectuses, any amendments or supplements thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse each Holder and each Person controlling such Holder for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or Proceeding, as such expenses are incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use in preparation of such Registration Statements, prospectuses, amendments or supplements; and

provided, further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with the covenants and agreements of such Holder contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectuses but eliminated or remedied in the amended prospectuses on file with the SEC at the time the Registration Statements become effective or in the amended prospectuses filed with the SEC pursuant to Rule 424(b) or in the prospectuses subject to completion under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the “Final Prospectuses”), such indemnity shall not inure to the benefit of any such Holder or any controlling Person of such Holder, if a copy of the Final Prospectuses furnished by the Company to the Holder for delivery was required to be but was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectuses would have cured the defect giving rise to such loss, liability, claim or damage.

(b) Indemnification by the Holder.  To the extent permitted by law, each Holder will severally, and not jointly, indemnify the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (and all Proceedings in respect thereof), including any of the foregoing incurred in settlement of any Proceeding, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statements, prospectuses, or any amendments or supplements thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or Proceeding, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder for use in preparation of the Registration Statements, prospectuses, amendments or supplements; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectuses was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectuses would have cured the defect giving rise to such loss, claim, damage or liability.  Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities.

(c) Conduct of Indemnification Proceedings.  Each party entitled to indemnification under this Section 6.6 (for purposes of this Section 6.6, the “Indemnified Party”) shall give notice to the party required to provide indemnification (for purposes of this Section 6.6, the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any Proceeding resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or Proceeding, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation.  An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).  No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party and Indemnifying Party of a release from all liability in respect to such claim or litigation or which admits liability or fault on the part of the Indemnified Party.

(d) Contribution.  If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Survival.  The provisions of this Section 6.6 shall remain in full force and effect, and shall survive the sale by a Holder of Registrable Securities covered by the Registration Statements.

SECTION 6.7. Dispositions.

(a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statements and prospectuses contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statements and prospectuses contemplated by Section 6.1 during no more than two periods of no more than 60 calendar days each during any 12-month period to the extent that the Company’s Board of Directors determines in good faith that the sale of Registrable Securities under the Registration Statements would be reasonably likely to cause a violation of the Securities Act or Exchange Act.

(c) As a condition to the inclusion of its Registrable Securities in the Registration Statements, each Holder shall timely furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a Registration Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Article 6.

(d) Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities under the Registration Statements without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statements are not transferable on the books of the depositary in the form of ADSs except in accordance with the Depositary Letter.  Each Holder further acknowledges and agrees that the only public market in the Registrable Securities in the U.S. is in the form of ADSs and that no Registrable Securities may be deposited into the Company’s ADS facility other than in compliance with the legend described in Section 3.8(a) hereof.

(f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statements that would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g) Following termination of the Registration Period, the Holders shall discontinue sales of Ordinary Shares and/or ADSs pursuant to the Registration Statements upon receipt of notice from the Company of its intention to remove from registration the Ordinary Shares and/or ADSs covered by such Registration Statements that remain unsold, and such Holders shall notify the Company of the number of Ordinary Shares and/or ADSs registered that remain unsold promptly following receipt of such notice from the Company.

SECTION 6.8. Registration Exemptions.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as any Holder still owns Registrable Securities, the Company shall use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with clauses (a) and (b) of this Section 6.8, a copy of the most recent annual report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

SECTION 6.9. Assignment.  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities; provided, that (i) such transfer must be effected in accordance with applicable securities laws; (ii) such transferee must agree to comply with the terms and provisions of this Agreement, and (iii) such transfer must be otherwise in compliance with this Agreement.  Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person.

SECTION 6.10. Waiver/Amendment.  The rights of any Holder under any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Holder.

SECTION 6.11. Piggy-Back Registrations.  If at any time prior to the end of the Registration Period (including during periods when the Company is permitted to suspend the use of the prospectus forming part of the Registration Statements) there is not an effective Registration Statement covering all of the Registrable Securities, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and if, within twenty days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered.  Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of Ordinary Shares which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) except in accordance with the underwriter cutbacks described in Schedule 2.18 of the Disclosure Schedules, the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities which are not Registrable Securities and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such registration statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Holder or other holder.  If an offering in connection with which a Holder is entitled to registration under this Section 6.11 is an underwritten offering, then each Holder whose Registrable Securities are included in such registration statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other securities of the Company included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters.  Upon the effectiveness of the registration statement for which piggy-back registration has been provided in this Section 6.11, any payments that after such effectiveness date would otherwise become payable pursuant to Section 6.3 to a Purchaser whose Securities are included in such registration statement shall not become payable so long as such piggy-back registration statement remains effective.

ARTICLE 7

GENERAL INDEMNIFICATION

SECTION 7.1. Indemnification by the Company.  The Company shall indemnify each Purchaser and each of such Purchaser’s officers, directors, partners and members against all claims, losses, damages and liabilities incurred as a result of or in settlement of any Proceeding, commenced or threatened (subject to Section 7.3 below), to the extent related to or arising out of any breach of any representation or warranty made by the Company in this Agreement or any failure to perform or breach by the Company of any covenant, obligation, or undertaking made by the Company in this Agreement, it being understood that such losses and damages may, if proven, include, without limitation, any diminution in value of the Securities to the extent related to or arising out of any such breach or failure to perform, and will reimburse each such indemnified party for all reasonable legal and other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim, loss, damage, liability or Proceeding, as such expenses are incurred.

SECTION 7.2. Indemnification by Each Purchaser.  Each Purchaser will severally, and not jointly, indemnify the Company and each of its directors and officers against all claims, losses, damages and liabilities, including any of the foregoing incurred as a result of or in settlement of any Proceeding, commenced or threatened (subject to Section 7.3 below), to the extent related to or arising directly or indirectly out of any breach of any representation or warranty made by such Purchaser in this Agreement or any failure to perform or breach by such Purchaser of any covenant, obligation, or undertaking made by such Purchaser in this Agreement and will reimburse such indemnified party for all reasonable legal and other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim, loss, damage, liability or Proceeding, as such expenses are incurred.

SECTION 7.3. Conduct of Indemnification Proceedings.  Each party entitled to indemnification under this Article 7 (for purposes of this Section 7.3, the “Indemnified Party”) shall give notice to the party required to provide indemnification (for purposes of this Section 7.3, the “Indemnifying Party”)  promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any Proceeding resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or Proceeding, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 7, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation.  An Indemnifying Party shall not be liable for any settlement of an action or claim affected without its written consent (which consent will not be unreasonably withheld).  No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party and Indemnifying Party of a release from all liability in respect to such claim or litigation or which admits liability or fault on the part of the Indemnified Party.

ARTICLE 8

DEFINITIONS

“ADS” and “ADSs” have the respective meanings set forth in Section 1.1(a).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

“Business Day” means a day Monday through Friday on which banks are generally open for business in New York City and London, England.

“Company” means Amarin Corporation plc, a company incorporated under the laws of England and Wales.

“Debentures” has the meaning set forth in Section 1.4.

“Depositary Letter” means the letter agreement between the Company and Citibank, N.A. dated as of the First Closing Date.

“Disclosure Schedules” means the Disclosure Schedules of the Company attached hereto.

“Draft Annual Report” has the meaning set forth in Section 2.7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Securities” means (i) options granted, and shares issued upon exercise thereof, to employees, directors or consultants under the Company’s stock option plans in amounts approved by the Company’s Board of Directors upon the recommendation of its remuneration committee (as appropriately adjusted for stock splits, stock dividends, and the like), (ii) securities offered under a registration statement on Form F-4 (or any applicable successor form), (iii) the conversion or exercise of convertible debt or exercisable securities outstanding on the date hereof as set forth in Schedule 2.27 of the Disclosure Schedules (iv) the issuance of Ordinary Shares to pay milestones which may become payable in relation to the acquisitions by the Company of Laxdale Limited and Ester Neurosciences Ltd. as set forth on Schedule 2.26 of the Disclosure Schedules, (v) the issuance of shares in connection with bank financing or similar transactions that are primarily of a non-equity financing nature and approved by the Company’s Board of Directors, and (vi) securities issued pursuant to acquisitions or strategic transactions approved by the Supermajority Directors.

“Final Prospectus” has the meaning set forth in Section 6.6(a).

“Financial Statements” means the financial statements of the Company included in the SEC Documents and the Draft Annual Report.

“First Closing” has the meaning set forth in the Recitals.

“First Closing Amount” has the meaning set forth in the Recitals.

“First Closing Date” has the meaning set forth in Section 1.3.

“First Closing Purchase Price” has the meaning set forth in Section 1.2.

“First Closing Securities” has the meaning set forth in Section 1.1(a).

“First Filing Date” has the meaning set forth in Section 6.1(a).

“Governmental Authority” means any governmental body or regulatory authority of the United States or any other country or any political subdivision of any thereof.

“Holders” means any Person holding Registrable Securities or any Person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

“Indebtedness” means, as applied to any Person, all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, excluding current trade payables incurred in the ordinary course of business consistent with past practice, but including, (i) all obligations of that Person evidenced by bonds, debentures, notes, or other similar instruments or debt securities, (ii) all indebtedness of that Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such Lien, (iii) all obligations under leases that shall have been or must be recorded as capital leases in respect of which such Person is liable as lessee, (iv) any liability of that Person in respect of banker’s acceptances or letters of credit, and (v) all indebtedness referred to above which is directly or indirectly guaranteed by that Person or which that Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Indemnified Party” has the meaning set forth in Section 6.6(c).

“Indemnifying Party” has the meaning set forth in Section 6.6(c).

“Intellectual Property Rights” has the meaning set forth in Section 2.9.

“Investment Company Act” has the meaning set forth in Section 2.11.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right, claim, defect or imperfection of title or similar restriction.

“Majority of the Preference Share Purchasers” means (i) prior to the First Closing, two-thirds (2/3) of the Purchasers purchasing Preference Shares (based on the aggregate “Pro Rata Percentages” of the Purchasers as set forth on Exhibit A hereto) and (ii) from and after the First Closing, the Purchasers who purchased Preference Shares holding two-thirds (2/3) of the Securities sold hereunder.

“Material Adverse Effect” has the meaning set forth in Section 2.1.

“Material Contracts” has the meaning set forth in Section 4.1(b).

“Material Permits” has the meaning set forth in Section 2.5(c).

“Memorandum and Articles of Association” has the meaning set forth in Section 2.3.

(a) “Milestone” means that the Company has ********** Approximately 2 lines omitted **********.

“Nasdaq” means The Nasdaq Capital Market.

“Net Proceeds” has the meaning set forth in Section 4.13(b).

“Non-US Person” has the meaning set forth in Section 3.2.

“Notice” has the meaning set forth in Section 1.1(c).

“Ordinary Shares” means the ordinary shares, par value ₤0.50 per share, of the Company.

“Per Share First Closing Purchase Price” has the meaning set forth in Section 1.1(a).

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

“Per Share Second Closing Purchase Price” has the meaning set forth in Section 1.1(b).

“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

“Placement Agent” means, collectively, Cowen and Company LLC and Rodman and Renshaw LLC.

“Preference Shares” means the Preference Shares to be issued to the Purchasers at the First Closing having the rights, preferences and other characteristics set forth on Exhibit D.

“Proceeding” means any action, claim, suit, inquiry, notice of violation, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchasers” mean the Purchasers whose names are set forth on the signature pages of this Agreement and are listed on Exhibit A hereto, and their permitted transferees.

Unless the context requires otherwise, the terms “register,” “registered” and “registration” refer to the registration of securities of the Company effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the First Closing Ordinary Shares and the Second Closing Securities; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee pursuant to Section 6.9.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

“Registration Period” has the meaning set forth in Section 6.4(a).

“Registration Statement” has the meaning set forth in Section 6.1(b).

“Required Approvals” has the meaning set forth in Section 2.5(b).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 2.6.

“Second Closing” has the meaning set forth in the Recitals.

“Second Closing Amount” has the meaning set forth in the Recitals.

“Second Closing Date” has the meaning set forth in Section 1.3.

“Second Closing Purchase Price” has the meaning set forth in Section 1.2.

“Second Closing Securities” has the meaning set forth in Section 1.1(b).

 “Second Filing Date” has the meaning set forth in Section 6.1(b).

“Securities” has the meaning set forth in Section 1.1(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder other than as set forth in the definition of “Registration Expenses.”

“Shortfall Amount” has the meaning set forth in Section 1.1(c).

“Special Rights Termination Event” shall mean either (i) the failure of the Purchasers to timely exercise their option to fund the Second Closing Amount pursuant to Section 1.1(c) or (ii) the timely exercise of such option by the Purchasers followed by the failure of the Second Closing to occur due to the failure of the Purchasers to satisfy any of the conditions provided in Sections 5.3(a)-(c).

“Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Termination Date” has the meaning set forth in Section 9.1(b).

ARTICLE 9

TERMINATION

SECTION 9.1. Termination.  This Agreement may be terminated:

(a) by the mutual written consent of the Company and a Majority of the Preference Share Preference Share Purchasers;

(b) by either the Company or a Majority of the Preference Share Purchasers, if the First Closing has not been consummated by May 31, 2008 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party(ies) who is in material breach of this Agreement, or whose failure to fulfill any of its obligations under this Agreement results in such failure to close;

(c) by either the Company or a Majority of the Preference Share Purchasers, if any applicable law makes consummation of the transactions contemplated hereby illegal, or if any judgment, injunction, order, or decree enjoining any party hereto from consummating the transactions contemplated hereby is entered and that judgment, injunction, order, or decree becomes final and nonappealable; provided, however, that the party(ies) seeking to terminate this Agreement pursuant to this subsection 9.1(c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

(d) by the Company, if the Company is not in material breach of this Agreement, in the event of a material breach by any Purchaser of any representation, warranty, or agreement contained herein; or

(e) by a Majority of the Preference Share Purchasers, if a Majority of the Preference Share Purchasers are not in material breach of this Agreement, in the event of a material breach by the Company of any representation, warranty, or agreement contained herein.

SECTION 9.2. Effect of Termination.  If this Agreement is validly terminated pursuant to Section 9.1, it shall become null and void immediately and there shall be no liability or obligation to any Person in respect of the Agreement or of the transactions contemplated hereby on the part of any party, or a party’s directors, officers, employees, agents, representatives, advisers, stockholders, members, partners, or Affiliates, except that the provisions of this Section 9.2 and Article 10 shall remain in full force and effect and shall survive any termination of this Agreement and except that each party shall remain liable for any breach of this Agreement prior to its termination.

ARTICLE 10

GOVERNING LAW; MISCELLANEOUS

SECTION 10.1. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws that would yield a contrary result.

(b) Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(c) In any action, suit or proceeding in any jurisdiction brought by any party against any other party under this Agreement, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby waive all rights to trial by jury.

(d) If any action, suit or proceeding is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall, to the extent permitted by New York law, be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

SECTION 10.2. Counterparts; Signatures.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

SECTION 10.3. Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

SECTION 10.4. Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

SECTION 10.5. Entire Agreement; Amendments.  This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and Purchasers holding at least two-thirds (2/3) of the then outstanding Securities or, in the case of Article 6, the Holders of at least two-thirds (2/3) of the outstanding Registrable Securities, or in the case of a waiver, by the party against whom enforcement of such waiver is sought.  Any amendment effected in accordance with this Section 10.5 shall be binding upon the Company and the Purchasers or, in the case of Article 6, the Holders.

SECTION 10.6. Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  The addresses for such communications are:

If to the Company:

Amarin Corporation plc 7 Curzon Street London W1J 5HG England Facsimile: 44-20-7499-9004 Attn: Chief Financial Officer cc: General Counsel

With a copy (which shall not constitute notice) to:

Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005-1702 Facsimile: 212-269-5420 Attn: Geoffrey E. Liebmann

If to a Purchaser:  To the address set forth immediately below such Purchaser’s name on the signature pages hereto.  Each party will provide ten (10) days’ advance written notice to the other parties of any change in its address.

SECTION 10.7. Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  The Company or its successors will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder (including the option to fund the Second Closing Amount and the Preference Shares) without the prior written consent of the Company, except that, as permitted in accordance with Section 3.7 and Section 6.9 hereof and subject to applicable securities laws, the Purchasers shall be entitled to assign and transfer, without any other person’s or the Company’s consent and without restriction, all or any portion of the Securities (exclusive of the Preference Shares).

SECTION 10.8. Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

SECTION 10.9. Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as may be necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 10.10. No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

SECTION 10.11. Equitable Relief.  The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers.  The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case.  Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company.  Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

SECTION 10.12. Survival of Representations and Warranties.  All representations and warranties made by the Company and the Purchasers herein shall survive the First Closing and the Second Closing.

SECTION 10.13. Fractional Securities.  No fractional Securities shall be issued at the Second Closing.  The Company shall, in lieu of issuing any fractional Securities, pay the Purchaser otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the Per Share Second Closing Purchase Price by such fraction.

SECTION 10.14. Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  Nothing contained herein and no action taken by any Purchaser pursuant thereto shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 10.15. Notice to Purchasers Not Receiving Preference Shares.  Notwithstanding any other provision of this Agreement, upon any vote or action by Purchasers with respect to which Fountain Healthcare Partners Fund 1, L.P. does not have a right to participate, including, without limitation a vote or action of the Majority of the Preference Share Purchasers, the Company shall deliver notice of the outcome of such vote or action promptly upon it becoming aware of the outcome of such vote or action to Fountain Healthcare Partners Fund 1, L.P.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

AMARIN CORPORATION PLC

By: Name: Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO AMARIN SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _________________________________________________________________________________

Signature of Authorized Signatory of Purchaser: ___________________________________________________________

Name of Authorized Signatory: _________________________________________________________________________

Title of Authorized Signatory: __________________________________________________________________________

Email Address of Purchaser: ___________________________________________________________________________

Fax Number of Purchaser: _____________________________________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Jurisdiction of Incorporation:

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Pro Rata Percentage	First Closing Committed Amount	First Closing Ordinary Shares	Preference Shares	Aggregate First Closing Purchase Price

Total:	100.00%	$28,000,000.00	12,173,914	8	$28,000,002.20

EXHIBIT B

Issuance of Additional Stock for Consideration Below the Per Share Second Closing Purchase Price.

If the Company, at any time and from time to time, shall issue, after the date hereof and prior to the Second Closing, any Additional Stock (as defined in Section 1.1(d)(ii)) without consideration or for a consideration per share (or with a conversion or exercise price per share) less than the Per Share Second Closing Purchase Price in effect immediately prior to the issuance of such Additional Stock, then and in each such event the Per Share Second Closing Purchase Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Exhibit B) be adjusted to a price determined by multiplying such Per Share Second Closing Purchase Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Per Share Second Closing Purchase Price; and the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

For all purposes of this Exhibit B, “Ordinary Shares” shall mean Ordinary Shares as such are represented by ADSs.

(a)           No adjustment of the Per Share Second Closing Purchase Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be taken into account at the earlier of the Second Closing Date and the date of any subsequent adjustment made pursuant to this Exhibit B.  No adjustment made pursuant to this Exhibit B shall have the effect of increasing the Per Share Second Closing Purchase Price above the Per Share Second Closing Purchase Price in effect immediately prior to such adjustment.

(b)           In the case of the issuance of Ordinary Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor excluding amounts paid or payable for accrued interest or accrued dividends.

(c)           In the case of the issuance of Ordinary Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by a committee of the independent directors of the Company irrespective of any accounting treatment.

(d)           In the case of the issuance of Additional Stock consisting of options to purchase or rights to subscribe for Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Exhibit B:

(i)           The aggregate maximum number of Ordinary Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Ordinary Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections (b) and (c) of this Exhibit B), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Ordinary Shares covered thereby.

(ii)           The aggregate maximum number of Ordinary Shares deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections (b) and (c) of this Exhibit B).

(iii)           In the event of any change in the number of Ordinary Shares deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Per Share Second Closing Purchase Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(iv)           Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Per Share Second Closing Purchase Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(v)           The number of Ordinary Shares deemed issued and the consideration deemed paid therefor pursuant to subsections (d)(i) and (ii) above shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection (d)(iii) or (iv).

(e)           Upon each adjustment of the Per Share Second Closing Purchase Price pursuant to the provisions of this Exhibit B, the number of Ordinary Shares issuable at the Second Closing shall be adjusted by (A) multiplying the Per Share Second Closing Purchase Price in effect immediately prior to such adjustment by the number of Ordinary Shares issuable at the Second Closing immediately prior to such adjustment and (B) dividing the product so obtained by the adjusted Per Share Second Closing Purchase Price.

EXHIBIT C

Form of Opinion of Cahill Gordon & Reindel llp

May [  ], 2008

To the Parties Listed on Schedule A hereto

and

Cowen and Company, LLC
1221 Avenue of the Americas
New York, NY 10020
United States of America

Re:	Amarin Corporation plc

Ladies and Gentlemen:

This opinion is being furnished to you pursuant to Section 5.2(e) of the Securities Purchase Agreement, dated May 13, 2008 (the “Purchase Agreement”), between Amarin Corporation plc, a public limited company organized under the laws of England and Wales (the “Company”), and the various persons listed on Schedule A thereto (each, a “Purchaser” and collectively, the “Purchasers”), relating to the issuance and sale to the Purchasers by the Company of ordinary shares of ₤0.05 each in the capital of the Company (“Ordinary Shares”) and to certain Purchasers, series a preference shares of ₤0.50 each in the capital of the Company (“Preference Shares” and together with the Ordinary Shares, the “Securities”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such company or corporate records, agreements, instruments and documents of the Company and its subsidiaries, certificates of public officials and other certificates and opinions, and have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies or conformed copies and the authenticity of originals of such documents.  We have relied, to the extent we deem such reliance proper, on certificates of officers of the Company and its subsidiaries as to factual matters.

Based upon the foregoing, it is our opinion that:

1.           no filing with, or authorization, approval, consent, order, registration, qualification or decree of, any United States federal or New York state court or governmental authority or agency is required in connection with the execution, delivery or performance by the Company of the Purchase Agreement or the offering, issuance or sale of the Securities except (a) such as have already been obtained and are in full force and effect, (b) any filings under U.S. federal or state securities or Blue Sky laws in connection with the sale of the Securities and (c) for such filings, authorizations, approvals, consents, orders, registrations, qualifications or decrees the failure so to obtain would not, individually or in the aggregate, have a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated by the Purchase Agreement;

2.           the execution, delivery and performance of the Purchase Agreement by the Company, the issuance and sale of the Securities by the Company and the consummation by the Company of the transactions contemplated by the Purchase Agreement do not and will not result in any violation of any United States federal or New York State statute or any rule or regulation issued pursuant to any United States federal or New York State court of governmental agency or body (other than U.S. federal and state securities or Blue Sky laws and regulations relating to FINRA), except for violations that would not, individually or in the aggregate, have a Material Adverse Effect; and

3.           assuming (i) the accuracy of the representations and warranties of the Company contained in the Purchase Agreement, (ii) the accuracy of the representations and warranties of each Purchaser in the Purchase Agreement and (iii) the Placement Agent has not engaged in any activity with respect to the Securities that would constitute a public offering within the meaning of Section 4(2) of the Securities Act, it is not necessary in connection with the issuance and sale of the Securities to the Purchasers under the circumstances contemplated by the Purchase Agreement to register the sale of the Securities to the Purchasers under the Securities Act of 1933, as amended, it being understood that no opinion is being expressed as to any subsequent resale of the Securities; and

4.           the Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except that (a) rights to indemnification may be limited under applicable law or public policy and (b) the enforceability of provisions imposing liquidated damages or penalties upon the occurrence of certain events may be limited in certain circumstances.

We are members of the Bar of the State of New York and do not purport to be experts in, or to express any opinion concerning, the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States of America.

This opinion is solely for your benefit as Purchasers of the Securities and as the Placement Agent and neither this opinion nor any part hereof may be delivered to or used or relied upon by any person other than you without our prior written consent.

Very truly yours,

SCHEDULE A

List of Recipients

•	Caduceus Private Investments III, LP

•	Orbimed Associates III, LP

•	Sofinnova Venture Partners VII, L.P.

•	Panorama Capital, L.P.

•	Thomas, McNerney & Partners II, L.P.

•	TMP Nominee II, LLC

•	TMP Associates II, L.P.

•	Longitude Venture Partners, L.P.

•	Fountain Healthcare Partners Fund 1, L.P.

EXHIBIT D

SERIES A PREFERENCE SHARES

1.1.	CONSOLIDATION OF PREFERENCE SHARES

(a) It was noted that the Company’s authorised share capital currently comprised 155,914,406 Ordinary Shares with a nominal value of 50 pence each and 440,855,934 Preference Shares with a nominal value of 5 pence each.

(b) The Chairman explained that, in connection with the transactions contemplated by the Securities Purchase Agreement, dated as of May 13, 2008, by and among Sofinnova Venture Partners VII, L.P., Caduceus Private Investments III, LP and Orbimed Associates III, LP and their affiliated entities, Panorama Capital, L.P., Thomas, McNerney & Partners II, L.P., TMP Nominees II, LLC, TMP Associates II, L.P., and Longitude Venture Partners, L.P. (collectively, the “Purchasers”), and the Company (the “Purchase Agreement”), it was proposed to issue to the Purchasers Preference Shares with a nominal value of 50 pence each with certain rights attached.

(c) In addition, it was proposed that such Preference Shares would automatically convert into Ordinary Shares on a one-for-one basis upon the occurrence of certain events, as described below.

(d) On that basis, the Chairman explained that it would be necessary to consolidate certain of the Company’s Preference Shares with a nominal value of 5 pence each (the “5 pence Preference Shares”) on a ten-for-one basis into Preference Shares with a nominal value of 50 pence each in order to allow for conversion of such Preference Shares into Ordinary Shares on a one-for-one basis without any unlawful issue of shares at a discount.

(e) It was noted that, in passing the resolution to adopt article 5 of the Company’s Articles, the Company’s shareholders had granted to the Directors authority, inter alia, to consolidate the 5 pence Preference Shares.

(f) Pursuant to such authority IT WAS RESOLVED that 50 of the 5 pence Preference Shares be and they are hereby consolidated and divided into 5 Preference Shares with a nominal value of 50 pence each.

1.2.	RIGHTS ATTACHING TO SERIES A PREFERENCE SHARES

(a) It was noted that article 5 of the Articles empowers the Directors to issue Preference Shares with such rights and subject to such restrictions and limitations as the Directors shall determine in the resolution of the Directors approving the issue of such shares.  It was further noted that article 6 of the Articles provides that Preference Shares may be issued in one or more separate series, each of which will constitute a separate class of shares.

(b) IT WAS RESOLVED that the Preference Shares with a nominal value of 50 pence each to be issued and allotted pursuant to paragraph ___ below shall be known as “Series A Preference Shares,” shall not be redeemable, and shall be issued with the other rights, and subject to the restrictions and limitations, set out in this paragraph 1.2(b):

(i) Board Size

(A)
Prior to August 22, 2008, the written consent of the holders (the “Series A Holders”) of at least two-thirds (2/3s) of the issued and outstanding Series A Preference Shares (a “Majority of the Series A Holders”) shall be required prior to any appointment by the Company’s Board of Directors (the “Board”) or election by the Company’s shareholders of a Director of the Company which would increase the total number of Directors of the Company then in office to more than 8.

(B)
From and after August 22, 2008, the written consent of a Majority of the Series A Holders shall be required prior to any appointment by the Board or election by the Company’s shareholders of a Director of the Company which would increase the total number of Directors of the Company then in office to more than 9 (inclusive of the Director appointed pursuant to paragraph 1.2(b)(ii)(D) below).

(ii) Appointment of Directors; Voting

(A)
Subject to paragraph 1.2(b)(ii)(D) below, the Series A Holders shall be entitled (x) to elect four (4) members (each such member and any additional director elected by the Series A Holders under paragraph 1.2(b)(ii)(D) below to be known as a “Series A Director”) to the Board, (y) to remove from office any Series A Director, with or without cause, and (z) to fill any vacancy caused by the resignation, death, or removal of a Series A Director.

(B)
Subject to paragraph 1.2(b)(ii)(E) below, the election of each Series A Director by the Series A Directors (including to fill any vacancy caused by the resignation, death, or removal of a Series A Director) shall be by a vote, in person or by written consent, of a Majority of the Series A Holders.

(C)
Subject to paragraph 1.2(b)(ii)(E) below, in each election of a Series A Director (other than where such election takes place at a general meeting of the Company) and all other matters referred to in this paragraph 1.2(b) upon which the holders of Series A Preference Shares shall be entitled to vote, each Series A Preference Share shall entitle the Series A Holder thereof to the number of votes equal to the product of (i) 1,000 and (ii) the quotient obtained by dividing the number of the Company’s Ordinary Shares at the time owned by such Series A Holder, directly or through American Depositary Shares, by the number of the Company’s Ordinary Shares at the time so owned by all the Series A Holders.

(D)
If (x) on or before August 22, 2008, an individual who is mutually acceptable (each such mutually acceptable individual, the “Mutually Selected Director”) to the Directors of the Company who are not Series A Directors, on the one hand, and a majority of the Series A Directors (a “Majority of the Series A Directors”), on the other hand, shall not have been appointed to the Board as the ninth (9th) Director of the Company, or (y) an appointed Mutually Selected Director at any time has ceased to serve as a Director and a new Mutually Selected Director shall not have been appointed by the Directors within sixty (60) days thereafter, then, in each such instance, the Series A Holders shall be entitled to elect a fifth (5th) member to the Board (which shall then consist of a total of nine (9) Directors) who shall continue in office until replaced by a new Mutually Selected Director, which the Directors shall in good faith endeavor to appoint, or failing such new appointment, by another Person elected by a Majority of the Series A Holders.

(E)
In the case of any resolution proposed on a poll at a general meeting of the Company to appoint any person as a Director of the Company who has previously been appointed as a Series A Director (whether by written notice, by the Board or otherwise) or any person nominated by a Majority of the Series A Holders pursuant to Article 113, the holders of the Series A Preference Shares shall be entitled to vote, and each Series A Preference Share held by a Series A Holder shall entitle such Series A Holder to cast in respect of such resolution such number of votes as is equal to the product obtained by multiplying (i) the product of the total number of the Company’s Ordinary Shares then outstanding times five (5) by (ii) the quotient obtained by dividing the number of the Ordinary Shares at the time owned by such Series A Holder, directly or through American Depositary Shares, by the number of the Company’s Ordinary Shares at the time so owned by all the Series A Holders (for each Series A Holder, its “Number of Supermajority Votes”). In the case of any resolution proposed on a poll at a general meeting of the Company to remove any Series A Director or to elect any person(s) whose election would cause the total number of Series A Directors following such general meeting to be less than four (4), the holders of the Series A Preference Shares shall be entitled to vote, and each Series A Preference Share held by a Series A Holder shall entitle such Series A Holder to cast in respect of such resolution such number of votes as is equal to its Number of Supermajority Votes.

(iii) Committees

From and after the date hereof, a Majority of the Series A Directors shall have the right to approve the composition of any committee of the Board, provided that any such committee shall have an equal number of Series A Directors and Directors other than Series A Directors.

(iv) Quorum of the Board

Any resolution of the Board to set the quorum necessary for the transaction of the business of the Board (the “Quorum”) at any number other than six (6), comprising three (3) Series A Directors and any three (3) Directors other than Series A Directors shall require the written consent of a Majority of the Series A Directors.

(v) Preemptive Rights

(A)
Each Series A Holder shall have a right of first refusal to purchase up to such Series A Holder’s pro rata share (as described below) of any offering by the Company of Ordinary Shares or any other class or series of its capital stock, or any other securities convertible into or exchangeable for Ordinary Shares or any other class or series of capital stock (including convertible stock, redeemable stock and debt with warrants, but excluding any Exempt Securities (as defined below), any issuances pursuant to the Company’s equity credit agreement with Brittany Capital Management Ltd. dated as of 1 June 2007, provided such issuance shall have been approved by the affirmative vote of at least a majority of all the members of the Board plus one additional Director (the “Supermajority Directors”), and any issuances pursuant to that certain Securities Purchase Agreement, dated May 13, 2008, by and among the Company and the purchasers named therein related to an additional financing), in each case, on the same terms as the other investors participating in such offering.  Each Series A Holder’s pro rata share shall be equal to the percentage of the Company’s outstanding Ordinary Shares that are owned by such Series A Holder at the time of each such offering.

(B)
The Company shall provide written notice to each Series A Holder that the Company is considering any proposed future financing subject to such preemptive rights, providing a general outline of the proposed structure and anticipated terms thereof, not less than 15 days prior to completion thereof (the “Completion Date”).  The Company shall also provide written notice to each such Series A Holder describing in reasonable detail the terms of any such proposed future financing (the “Detailed Notice”) within a reasonable period of time (but not less than ten (10) days prior to the Completion Date).  Unless a Series A Holder provides the Company notice in writing within five (5) days of its receipt of the Detailed Notice that it wishes to participate in such financing, such Series A Holder’s right with respect to such proposed future financing shall be deemed waived.  Anything herein to the contrary notwithstanding, if required to accumulate from its investors the funds necessary to participate in any such financing, each Series A Holder who has delivered timely notice of its intent to participate in such financing shall have up to fifteen (15) Business Days from the date it sent such notice of its intent to participate to fund its purchase even if any such period extends beyond the Completion Date.

(C)
The rights and obligations established pursuant to this paragraph 1.2(b)(v) shall terminate if (x) a Special Rights Termination Event (as defined below) shall have occurred, or (y) the Series A Holders (and/or their Affiliates (as defined below)) cease to own in the aggregate at least 33% of the number of Shares (as defined in the Purchase Agreement) purchased by them in the First Closing (as defined in the Purchase Agreement) and the Second Closing (as defined in the Purchase Agreement).

(D)	For purposes herein:

(x)
“Exempt Securities” means (i) options granted, and shares issued upon exercise thereof, to employees, Directors or consultants under the Company’s stock option plans in amounts approved by the Company’s Board of Directors upon the recommendation of its remuneration committee (as appropriately adjusted for stock splits, stock dividends, and the like), (ii) securities offered under a registration statement on Form F-4 (or any applicable successor form), (iii) the conversion or exercise of convertible debt or exercisable securities outstanding on the date hereof as set forth on Schedule 2.27 of the Disclosure Schedule to the Purchase Agreement, (iv) the issuance of Ordinary Shares to pay milestones which may become payable in relation to the acquisitions by the Company of Laxdale Limited and Ester Neurosciences Ltd. as set forth on Schedule 2.26 of the Disclosure Schedule to the Purchase Agreement, (v) the issuance of shares in connection with bank financing or similar transactions that are primarily of a non-equity financing nature and approved by the Board, and (vi) securities issued pursuant to acquisitions or strategic transactions approved by the Supermajority Directors.

(y)
“Special Rights Termination Event” shall mean either (1) the failure of the Series A Holders to timely exercise their option to fund the Second Closing Amount (as defined in the Purchase Agreement) pursuant to Section 1.1(c) of the Purchase Agreement, or (2) the timely exercise of such option by the Series A Holders followed by the failure of the Second Closing to occur due to the failure of the Series A Holders to satisfy any of the conditions provided in Sections 5.3(a)-(c) of the Purchase Agreement.

(vi) Conversion and Termination

(A)
If (x) the Second Closing occurs, and (y) at the Second Closing, any Series A Holder funds less than such Series A Holder’s full Pro Rata Percentage (as set forth opposite such Series A Holder’s name on Exhibit A to the Purchase Agreement) of the Second Closing Amount, then each Series A Preference Share held by such Series A Holder shall automatically convert into one (1) Ordinary Share.

(B)
Each Series A Preference Share held by all the Series A Holders shall automatically convert into one Ordinary Share, and the rights and obligations of the Series A Preference Shares shall terminate, if, at any time after the Second Closing, (x) a Special Rights Termination Event shall have occurred, or (y) the Series A Holders (and/or their Affiliates)

cease to own in the aggregate at least 33% of the number of Shares purchased by them in the First Closing and the Second Closing.

(C)
For purposes herein, “Affiliates” shall mean with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

(vii) Required Votes

The written consent of a Majority of the Series A Purchasers shall be required for the Company to effect or validate the following actions:

(A)	Any amendment, alteration or repeal of any provision contained in this paragraph 1.2(b);

(B)
Any amendment, alteration or repeal of any provision contained in Articles 5 to 30 inclusive of the Company’s Articles of Association, in force as at May 13, 2008, if such amendment, alteration or repeal of any such provision would be adverse or inconsistent with the specific rights attaching to the Series A Preference Shares as expressly set forth in this paragraph 1.2(b) (the “Specific Series A Rights”);

(C)	Any issuance of any additional Series A Preference Shares; or

(D)
Any authorization, creation or designation, whether by reclassification or otherwise, of any new class or series of capital stock or any other securities convertible into equity securities of the Company which would amend alter or repeal any of the Specific Series A Rights, or grant any rights which are identical or superior to any of the Specific Series A Rights.

(viii) Voting Rights at General Meeting

Except as provided in this paragraph 1.2(b), the Series A Preference Shares shall not entitle the Series A Holders to vote at general meetings of the Company.

(ix) Other Rights

Save as expressly provided in this paragraph 1.2(b), each Series A Preference Share shall rank pari passu in all respects with the Ordinary Shares.